Exhibit 23.1


               Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Intelligent Medical Imaging, Inc. for the registration of 4,596,315 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1998, with respect to the financial statements and schedule of Intelligent Medical Imaging, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


West Palm Beach, Florida                        /s/ Ernst & Young LLP
July 28, 1998                                   ----------------------